PROSPECTUS SUPPLEMENT NO. 4 (to prospectus dated October 30, 2023)	Filed Pursuant to Rule 424(b)(3) Registration No.333-269150

Lanvin Group Holdings Limited

Primary Offering of

31,979,969 Ordinary Shares Underlying Warrants

15,000,000 Ordinary Shares Underlying Convertible Preference Share

Secondary Offering of

153,460,240 Ordinary Shares

11,280,000 Warrants to Purchase Ordinary Shares

This prospectus supplement supplements the prospectus dated October 30, 2023 (as supplemented or amended from time to time, the “prospectus”), which forms a part of our registration statement on Form F-1 (No. 333-269150). This prospectus supplement is being filed to update and supplement the information in the prospectus with the information contained herein.

The prospectus and this prospectus supplement relate to the issuance by us of (i) up to 20,699,969 of our ordinary shares, par value $0.000001 per share (“Ordinary Shares”) that are issuable by us upon the exercise of 20,699,969 Public Warrants (as defined below) that were previously registered, (ii) up to 11,280,000 Ordinary Shares that are issuable by us upon the exercise of 11,280,000 Private Placement Warrants (as defined below) and (iii) up to 15,000,000 Ordinary Shares that are issuable by us upon the conversion of one Convertible Preference Share (as defined below) that was issued by us to Meritz Securities Co., Ltd (“Meritz”) in exchange for one FFG Collateral Share (as defined below) issued to Meritz by Fosun Fashion Group (Cayman) Limited (“FFG”) on a private placement basis at a price of $1.00 per share pursuant to Meritz’s subscription agreement..

The prospectus and this prospectus supplement also relate to the offer and sale from time to time by the selling securityholders named in this prospectus (collectively, the “Selling Securityholders”) of (A) up to 153,460,240 Ordinary Shares, consisting of (i) up to 15,327,225 Ordinary Shares that were issued on a private placement basis at a price of $10.00 per share to the PIPE Investors (as defined below) in connection with our Business Combination (as defined below) pursuant to their subscription agreements (“PIPE Shares”), (ii) up to 4,500,000 Ordinary Shares that were issued to Aspex Master Fund (“Aspex”) pursuant to its forward purchase agreement, which are comprised of (a) 4,000,000 Ordinary Shares issued in exchange for the 4,000,000 Class A ordinary shares of Primavera Capital Acquisition Corporation (“PCAC”) that were issued to Aspex by PCAC on a private placement basis at a price of $10.00 per share (assuming no value is assigned to Private Placement Warrants originally issued to Aspex referred to in clause (B) below), and (b) 500,000 Ordinary Shares issued in exchange for the 500,000 Class B ordinary shares of PCAC, or founder shares, that were transferred to Aspex by Primavera Capital Acquisition LLC (the “Sponsor”) on a private placement basis for no consideration, (iii) up to 4,999,999 Ordinary Shares that were issued to Meritz in exchange for the 18,569,282 ordinary shares of FFG issued to Meritz by FFG on a private placement basis at a price of approximately $2.69 per share (or an effective price of $10.00 per share, as adjusted for the Exchange Ratio) pursuant to Meritz’s subscription agreement, (iv) up to 97,353,016 Ordinary Shares that were issued to certain other shareholders of FFG (“FFG Selling Securityholders”) in exchange for the 362,577,510 FFG ordinary shares issued to FFG Selling Securityholders by FFG on a private placement basis at a weighted average price of $1.41 per share (calculated based on the applicable exchange rate at the time of the investments, or an effective price of $5.24 per share, as adjusted for the Exchange Ratio) pursuant to their subscription agreements, (v) up to 5,000,000 Ordinary Shares that were issued to the Sponsor in exchange for the 5,000,000 Class B ordinary shares of PCAC issued to the Sponsor by PCAC at an effective price of $0.005 per share, as further described in the immediately following paragraph, (vi) up to 11,280,000 Ordinary Shares issuable upon the exercise of Private Placement Warrants, and (vii) up to 15,000,000 Ordinary Shares issuable upon the conversion of one Convertible Preference Share and (B) up to 11,280,000 Warrants originally issued on a private placement basis, each exercisable for one Ordinary Share at an exercise price of $11.50 per share (“Private Placement Warrants”), which are comprised of (i) up to 1,000,000 Private Placement Warrants that were originally issued to Aspex pursuant to its forward purchase agreement and (ii) up to 10,280,000 Private Placement Warrants that were originally issued to the Sponsor at a price of $1.00 per warrant in connection with PCAC’s initial public offering.

Our Ordinary Shares and Warrants are listed on the New York Stock Exchange, or NYSE, under the trading symbols “LANV” and “LANV-WT,” respectively. On February 20, 2024, the closing prices for our Ordinary Shares and Warrants on the NYSE were $2.02 per share and $0.12 per warrant, respectively.

This prospectus supplement should be read in conjunction with the prospectus, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the prospectus, except to the extent that the information in this prospectus supplement updates and supersedes the information contained in the prospectus.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 14 of the prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 21, 2024.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

OF THE SECURITIES EXCHANGE ACT OF 1934

For the Month of February 2024

Commission File Number: 001-41569

LANVIN GROUP HOLDINGS LIMITED

4F, 168 Jiujiang Road,

Carlowitz & Co, Huangpu District

Shanghai, 200001, China

(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒   Form 40-F ☐

INCORPORATION BY REFERNECE

Exhibits 99.1 and 99.2 to this Form 6-K are incorporated by reference into the registration statement on Form F-3 of Lanvin Group Holdings Limited (File No. 333-276476), and shall be a part thereof from the date on which this report is furnished, to the extent not superseded by documents or reports subsequently filed or furnished.

EXHIBIT INDEX

Exhibit Number	Description

99.1	Lanvin Group 2023 Preliminary Revenues Press Release

99.2	Lanvin Group 2023 Preliminary Revenues Results Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LANVIN GROUP HOLDINGS LIMITED

By:	/s/ Eric Chan
Name: Eric Chan
Title: Chief Executive Officer

Date: February 21, 2024

Exhibit 99.1

Lanvin Group Resiliency was Key in 2023

Preliminary Revenues Up 1% Year-on-Year

•	Revenue of €426 million for FY2023, a 1% increase over FY 2022

•	Despite challenging conditions, Lanvin Group grew revenue by 8% in APAC

•	Resiliency through creative transition at Lanvin brand helped improve sales trend in the second half of 2023

•	Positive signals in the DTC channel, including e-Commerce are proving the effectiveness of the Group’s strategy

•	Ongoing implementation of strategic plans in 2023 to drive further revenue growth and margin improvement

February 21, 2024 - Lanvin Group (NYSE: LANV, the “Group”), a global luxury fashion group with Lanvin, Wolford, St. John, Sergio Rossi, and Caruso in its portfolio of brands, today announced its preliminary, unaudited revenues for the full-year 2023. The Group achieved revenues of €426 million, a 1% increase year-over-year versus 2022.

Eric Chan, CEO of Lanvin Group, said: “2023 was a year full of macroeconomic headwinds and global challenges. Lanvin Group showed tremendous resilience and continued on its growth trajectory. 2023 was also a year that our group and our brands proved their ability to manage through adverse market conditions and execute their strategy. A softening second half saw the luxury fashion industry in a position it has not been in, in quite some time. Therefore, I am pleased to report that Lanvin Group maintained growth for the year; and I am confident in our management’s ability to continue to build upon the foundation we have built on our path to profitability.”

Review of the Full-Year 2023 Preliminary, Unaudited Revenues

Lanvin Group Revenue by Brand

(Euros in Thousands)	2023A	2022A	Growth%
	Preliminary	Audited	2023A vs. 2022A
Lanvin	111,740	119,847	-7%
Wolford	126,905	125,514	+1%
St. John	90,394	85,884	+5%
Sergio Rossi	59,518	61,929	-4%
Caruso	40,011	30,819	+30%

Total Brands	428,568	423,993	+1%
Eliminations & Others	-2,155	-1,681

Total Group	426,413	422,312	+1%

Selected Highlights

The Group drove results through a softening market in the second half: Lanvin Group maintained growth through a transitional year with 1% year-on-year growth. The Group continued improving its retail network and expanding its e-commerce footprint. Successful product launches and marketing campaigns generated brand heat allowing for resiliency in revenues during a challenging market.

Store network rationalization: The Group continued to rationalize its store footprint and had an overall reduction in its store-base by a total of 12 stores. Despite the smaller store base, Group DTC sales remained flat on a like-for-like basis. St. John and Sergio Rossi posted strong store like-for-like growth with 13% and 6%, respectively.

Lanvin brand showed improving result in the second half: Lanvin brand performed better in the second half of the year in spite of the increasingly softening market. The brand successfully managed through a year of creative transition, but was impacted by a softer wholesale market. The establishments of the Leather Goods and Accessories department and Lanvin Lab, with the first Lanvin Lab capsule successfully launched with the Grammy-winning artist, Future in Q4, started to make positive impacts in the second half and will continue to do so in 2024. While first half revenue decreased by 11%, the brand ended the year down 7%.

Stability in North America and EMEA, and growth in APAC despite economic challenges: Management successfully navigated an increasingly challenging market to maintain revenue growth for 2023. North America grew slightly while EMEA decreased slightly. In Asia, despite a slow start to the year in China in the first half, Greater China posted 8% growth and overall, the APAC region grew by 8%.

Continuing transition to core products and accessories: The Group continued its focus on refining products and categories to provide stability and resiliency to revenue and profitability. With a refocused strategy on their brand and product offerings, St. John grew its DTC channel by 7%, in 2023. Additionally, Caruso achieved 30% growth in global revenue by continuing to drive its playful elegance approach and expanding its production capacity and its specialized workforce.

e-Commerce revenue continued its growth trend: Digital revenue continued to grow with the Group-level posting a 3% year-on-year growth in e-Commerce. Notably, St. John showed 14% growth in e-Commerce revenue and Sergio Rossi showed 5% growth. Lanvin and Wolford remained flat for the year.

2024 Outlook

The Group anticipates that while continued softness in the overall global market will impact the business, regional economies will fare better and present opportunities for growth. Furthermore, the APAC region shows opportunities for market share gains. The Group plans to pursue tactical growth opportunities in 2024.

At both Group and brand-level, ongoing initiatives will continue to drive improved margin profile. Planned marketing initiatives and product launches are expected to drive sales in 2024 which will lead to improving scale as the Group capitalizes on the operating leverage it built in 2023.

Conference Call

As previously announced, today at 8:00AM EST/9:00PM CST/2:00PM CET, Lanvin Group will host a conference call to discuss its preliminary revenues for the full-year 2023 and provide an outlook for 2024. To participant in the conference call, please dial the following numbers:

United States Toll Free: 1-888-346-8982

International: 1-412-902-4272

Mainland China Toll Free: 4001-201203

Hong Kong Toll Free: 800-905945

Hong Kong-Local Toll: 852-301-84992

Singapore Toll Free: 800-120-6157

A replay of the conference call will be accessible approximately one hour after the live call until February 28, 2024, by dialing the following numbers:

US Toll Free: 1-877-344-7529

International Toll: 1-412-317-0088

Canada Toll Free: 855-669-9658

Replay Access Code: 9156719

A live and recorded webcast of the conference call and a slide presentation will also be available on the Group’s investor relations website at https://ir.lanvin-group.com/Events.

Next Scheduled Announcement

The next scheduled announcement will be the full-year 2023 earnings release in April 2024. To receive email alerts of the timing of future financial news releases, as well as future announcements, please register at https://ir.lanvin-group.com.

Note: All % changes are calculated on an actual currency exchange rate basis

Appendix

Lanvin Group Revenue by Brand

(Euros in Thousands)	2023A	2022A	Growth%
	Preliminary	Audited	2023A vs. 2022A
Lanvin	111,740	119,847	-7%
Wolford	126,905	125,514	+1%
St. John	90,394	85,884	+5%
Sergio Rossi	59,518	61,929	-4%
Caruso	40,011	30,819	+30%

Total Brands	428,568	423,993	+1%
Eliminations & Others	-2,155	-1,681

Total Group	426,413	422,312	+1%

Lanvin Group Revenue by Geography:

(Euros in Thousands)	2023A	2022A	Growth%
	Preliminary	Audited	2023A vs. 2022A
EMEA	202,220	205,715	-2%
North America	147,484	145,519	+1%
Greater China	52,823	48,876	+8%
Other	23,886	22,202	+8%

Total	426,413	422,312	+1%

Lanvin Group Revenue by Channel:

(Euros in Thousands)	2023A	2022A	Growth%
	Preliminary	Audited	2023A vs. 2022A
DTC/eCommerce	246,713	247,460	0%
Wholesale	162,127	164,359	-1%
Other	17,573	10,493	+68%

Total	426,413	422,312	+1%

###

About Lanvin Group

Lanvin Group is a leading global luxury fashion group headquartered in Shanghai, China, managing iconic brands worldwide including Lanvin, Wolford, Sergio Rossi, St. John Knits, and Caruso. Harnessing the power of its unique strategic alliance of industry-leading partners in the luxury fashion sector, Lanvin Group strives to expand the global footprint of its portfolio brands and achieve sustainable growth through strategic investment and extensive operational know-how, combined with an intimate understanding and unparalleled access to the fastest-growing luxury fashion markets in the world. Lanvin Group is listed on the New York Stock Exchange under the ticker symbol ‘LANV’.

For more information about Lanvin Group, please visit http://www.lanvin-group.com, and to view our investor presentation, please visit

https://ir.lanvin-group.com.

Disclaimer

The full-year 2023 revenues are preliminary and unaudited. The audit of the Group’s financial statements will be finalized at the time of the Group’s 2023 consolidated financial statements. These unaudited financial data are not a comprehensive statement of the Group’s financial results for the year ended December 31, 2023 and should not be viewed as a substitute for the Group’s full annual financial statements prepared in accordance with IFRS. These preliminary unaudited financial results are subject to revision in connection with the Group’s financial closing procedures, including the review of such financial results by the Group’s audit committee, and finalization and audit of the Group’s consolidated financial statements for the year ended December 31, 2023. During the preparation of the Group’s consolidated financial statements and related notes and the completion of the audit for the year ended December 31, 2023, additional adjustments to the preliminary estimated financial results presented above may be identified. Actual results for the period reported may differ from these preliminary results.

Forward-Looking Statements

This communication, including the section “2024 Outlook”, contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “project” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of the respective management of Lanvin Group and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Lanvin Group. Potential risks and uncertainties that could cause the actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, Lanvin Group’s ability to timely complete its financial closing procedures and finalize its consolidated financial statements for fiscal year 2023; changes adversely affecting the business in which Lanvin Group is engaged; Lanvin Group’s projected financial information, anticipated growth rate, profitability and market opportunity may not be an indication of its actual results or future results; management of growth; the impact of health epidemics, pandemics and similar outbreaks, including the COVID-19 pandemic on Lanvin Group’s business; Lanvin Group’s ability to safeguard the value, recognition and reputation of its brands and to identify and respond to new and changing customer preferences; the ability and desire of consumers to shop; Lanvin Group’s ability to successfully implement its business strategies and plans; Lanvin Group’s ability to effectively manage its advertising and marketing expenses and achieve desired impact; its ability to accurately forecast consumer demand; high levels of competition in the personal luxury products market; disruptions to Lanvin Group’s distribution facilities or its distribution partners; Lanvin Group’s ability to negotiate, maintain or renew its license agreements; Lanvin Group’s ability to protect its intellectual property rights; Lanvin Group’s ability to attract and retain qualified employees and preserve craftmanship skills; Lanvin Group’s ability to develop and maintain effective internal controls; general economic conditions; the result of future financing efforts; and those factors discussed in the reports filed by Lanvin Group from time to time with the SEC. If any of these risks materialize or Lanvin Group’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Lanvin Group presently does not know, or that Lanvin Group currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Lanvin Group’s expectations, plans, or forecasts of future events and views as of the date of this communication. Lanvin Group anticipates that subsequent events and developments will cause Lanvin Group’s assessments to change. However, while Lanvin Group may elect to update these forward-looking statements at some point in the future, Lanvin Group specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Lanvin Group’s assessments of any date subsequent to the date of this communication. Accordingly, reliance should not be placed upon the forward-looking statements.

Enquiries:

Investors

Lanvin Group

James Kim

James.Kim@lanvin-group.com

Media

Lanvin Group

Miya He

miya.he@lanvin-group.com

Exhibit 99.2 February 2024

Forward-Looking Statements This presentation, including the sections “LANVIN GROUP 2023 PRELIMINARY REVENUES”, “2024 GUIDANCE”, “BRAND-LEVEL 2023 PRELIMINARY REVENUE” and “APPENDIX”, contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “project” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this presentation, and on the current expectations of the respective management of Lanvin Group and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Lanvin Group. Potential risks and uncertainties that could cause the actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, Lanvin Group’s ability to timely complete its financial closing procedures and finalize its consolidated financial statements for fiscal year 2023; changes adversely affecting the business in which Lanvin Group is engaged; Lanvin Group’s projected financial information, anticipated growth rate, profitability and market opportunity may not be an indication of its actual results or future results; management of growth; the impact of health epidemics, pandemics and similar outbreaks, including the COVID-19 pandemic on Lanvin Group’s business; Lanvin Group’s ability to safeguard the value, recognition and reputation of its brands and to identify and respond to new and changing customer preferences; the ability and desire of consumers to shop; Lanvin Group’s ability to successfully implement its business strategies and plans; Lanvin Group’s ability to effectively manage its advertising and marketing expenses and achieve desired impact; its ability to accurately forecast consumer demand; high levels of competition in the personal luxury products market; disruptions to Lanvin Group’s distribution facilities or its distribution partners; Lanvin Group’s ability to negotiate, maintain or renew its license agreements; Lanvin Group’s ability to protect its intellectual property rights; Lanvin Group’s ability to attract and retain qualified employees and preserve craftmanship skills; Lanvin Group’s ability to develop and maintain effective internal controls; general economic conditions; the result of future financing efforts; and those factors discussed in the reports filed by Lanvin Group from time to time with the SEC. If any of these risks materialize or Lanvin Group’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Lanvin Group presently does not know, or that Lanvin Group currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Lanvin Group’s expectations, plans, or forecasts of future events and views as of the date of this presentation. Lanvin Group anticipates that subsequent events and developments will cause Lanvin Group’s assessments to change. However, while Lanvin Group may elect to update these forward-looking statements at some point in the future, Lanvin Group specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Lanvin Group’s assessments of any date subsequent to the date of this presentation. Accordingly, reliance should not be placed upon the forward-looking statements. Preliminary Revenues Throughout this presentation, FY 2023 and 2023 first/second half-year revenues are preliminary and unaudited. The audit of our financial statements will be finalized at the time of our 2023 consolidated financial statements. These unaudited financial data are not a comprehensive statement of our financial results for the year and the three months ended December 31, 2023 or any period in that year, and should not be viewed as a substitute for our full annual financial statements prepared in accordance with IFRS. These preliminary unaudited financial results are subject to revision in connection with the Lanvin Group’s financial closing procedures, including the review of such financial results by Lanvin Group’s audit committee, and finalization and audit of Lanvin Group’s consolidated financial statements for the year ended December 31, 2023. During the preparation of Lanvin Group’s consolidated financial statements and related notes and the completion of the audit for the year ended December 31, 2023, additional adjustments to the preliminary estimated financial results presented above may be identified. Actual results for the periods reported may differ from these preliminary results. 2

A WARDROBE OF LUXURY AND CONTEMPORARY ELEGANCE

LANVIN GROUP'S BRANDS WORK TOGETHER TO BUILD A WARDROBE OF MODERN, GENERATIONAL LUXURY FOR ITS CONSUMERS BY SYNERGIZING EACH BRAND'S CREATIVITIES AND CORE SKILLS IN DESIGN AND PRODUCTION


LANVIN

SINCE
1889

2023 Revenues – €112 million
% of Group Revenues – 26%

A Leader in French Haute Couture with a Rich Heritage


sergio rossi

SINCE
1951

2023 Revenues – €60 million
% of Group Revenues – 14%

A Forerunner in Design; Manufacturing Shoes and Accessories with Provocative, Modern Sophistication


ST. JOHN

SINCE
1962

2023 Revenues – €90 million
% of Group Revenues – 21%

A Foundation of American Luxury; Building Wardrobes with Timeless yet Contemporary Style

SINCE
1950

2023 Revenues – €127 million
% of Group Revenues – 30%

Iconic Skinwear Brand that Combines Luxury, Technology, and Premier Manufacturing


Wolford

SINCE
1958

2023 Revenues – €40 million
% of Group Revenues – 9%

The Reference Luxury Tailoring Manufacturer in Italy, Combining Traditional Skills with Innovation in Shapes and Material


CARUSO

Source: Company website. Company information.
Note: All financial figures are unaudited estimates as of December 31, 2023 and represent each brand's revenues, net of eliminations.

4

LANVIN GROUP 2023 PRELIMINARY REVENUES

THE GROUP SHOWED RESILIENCE IN A CHALLENGING MARKET ENVIRONMENT

Key Highlights

- Group consolidated revenue grew to €426 million for FY 2023, a 1% increase over FY 2022, despite challenging markets
- Lanvin brand resilient through creative transition with improving sales trend in the second half of 2023, even as global luxury market uncertainties grew
- EMEA saw a marginal decrease and North America had a small increase; APAC grew 8% despite regional macroeconomic issues
- Ongoing store rationalization resulted in flat like-for-like sales in the DTC network despite smaller store-base and market challenges
- eCommerce grew 3% with St. John and Sergio Rossi growing 14% and 5%, respectively
- St. John DTC sales grew by 7%; Caruso achieved 30% growth in global revenue

CONTINUED GROWTH TREND FROM FY 2020 TO FY 2023

Total Revenue [1] € in millions



CAGR FY20-23: +24%
€223
12%
30%
43%
16%
€309 (2)
8%
9%
24%
35%
24%
€339 (3)
7%
17%
22%
32%
22%
€422
7%
15%
20%
30%
29%
€426
9%
14%
21%
30%
26%
2020A
2021A
2021PF
2022A
2023A
Lanvin
Wolford
St. John
Sergio Rossi
Caruso

+24% Group Revenue CAGR FY20-23

+47% Lanvin Revenue CAGR FY20-23

+41% Group Greater China Revenue CAGR FY20-23

+26% Group DTC Revenue CAGR FY20-23

BALANCED DEVELOPMENT ACROSS REGIONS AND CHANNELS

% of Total Revenue, *2023 YoY Growth %*



Greater China
Other
12%
5%
2022
49%
North America
35%
EMEA
Greater China
+8%
Other
+8%
12%
6%
2023
47%
North America
+1%
35%
EMEA
-2%



Wholesale
Other
3%
39%
2022
59%
DTC
Wholesale
-1%
Other
+68%
4%
38%
2023
58%
DTC
-0.3%

Note: Results are presented on an unaudited basis. Percentage may not add up to 100% due to rounding.
(1) Total revenue of Lanvin group includes Group eliminations.
(2) Lanvin Group acquired a majority stake in Sergio Rossi in July 2021 and Sergio Rossi was consolidated in Lanvin Group's consolidated revenue starting from the acquisition date; Pro Forma results assume Sergio Rossi's revenue results for the full-year 2021.
(3) 2021 PF Revenue includes Sergio Rossi 12-month contributions.

5

Globally luxury market remains uncertain, but regional economies such as North America look poised for a soft landing The Group plans to approach the market tactically to capture opportunities for growth and market share gains Ongoing margin improvement through focused brand strategies, increasing operational efficiency, and tactical DOS footprint growth; on track for cashflow breakeven in 2025 Three brands on track for Adjusted EBITDA breakeven in 2024 6 6

7

LANVIN 2023 PRELIMINARY REVENUES AND 2024 GUIDANCE

KEY HIGHLIGHTS

- Revenue decreased by 7% from €120M in 2022 to €112M in 2023 while undergoing a creative transition; and despite further softening of the global luxury market in the second half of 2023, the brand managed to improve its sales trend from the first half from a decrease of 11% to a decrease of 2% in the second half of the year
- Successful launches of Lanvin Lab and new collections helped maintain brand heat; second half product drops included the Curb sneaker collaboration with The Surgeon; the relaunch of the iconic ballerina flats, and Future's first Lanvin Lab capsule
- Dedicated Leather Goods and Accessories team established to further expand product categories, assortment breadth, and price points
- Wholesale revenue decreased 23% from a soft retail market for wholesalers; DTC revenue decreased at a lower rate of 5%
- 2024 will see a new Artistic Director for the brand and new opportunities to expand regionally (first Middle East boutique opened in December 2023 in Riyadh), and demographically with further emphasis on leather goods and accessories

Lanvin Global Revenue 2020A – 2023A



€ in millions
H2
H1
CAGR FY20-23: +47%
2023 YoY Growth
-7%
-2%
-11%
€35M
€73M
43M
29M
€120M
56M
64M
€112M
55M
57M
2020A
2021A
2022A
2023A

Lanvin Global Revenue by Region and Channel in 2023

% of Total Revenues, *2023 YoY Growth %*



Other
+75%
15%
2023
50%
DTC
-5%
36%
Wholesale
-23%
Other
+64%
Greater China
-5%
7%
22%
2023
46%
EMEA
-16%
25%
North America
-1%

Note: Revenue eliminations are not allocated by brand and result mainly from intragroup transactions. Brand-level results are presented exclusive of eliminations. Percentage may not add up to 100% due to rounding.

8

9

WOLFORD 2023 PRELIMINARY REVENUES AND 2024 GUIDANCE

KEY HIGHLIGHTS

- Revenue grew 1% from €126M in 2022 to €127M in 2023
- 32% growth in APAC (Greater China + Other Asia), and slight decreases in EMEA despite macroeconomic headwinds and North America due to exchange rate fluctuation – slight growth of 2% at constant 2023 exchange rates
- Wholesale revenue increased 12% by emphasizing the products and the direction from the Artistic Director, Nao Takekoshi, who joined in 2023; as well as the acquisition of new wholesale clients
- 2023 focused on continued expansion of athleisure-wear and leggings
- Branding and marketing initiatives including a successful campaign with singer, Grace Jones and the establishment of the Wolford W Club attracted new clients
- 2024 will bring the much-anticipated W.O.W. leggings in-store at the beginning of the year; a first-of-its-kind legging designed with ultimate comfort and luxury
- 2024 focus will be on continued optimization of retail network and digital expansion, and product development

Wolford Global Revenue 2020A – 2023A



€ in millions
H2
H1
CAGR FY20-23: +10%
2023 YoY Growth %
1%
-4%
8%
€95M
€109M
€126M
€127M
67M
72M
68M
42M
54M
59M
2020A
2021A
2022A
2023A

Wolford Global Revenue by Region and Channel in 2023

% of Total Revenues, *2023 YoY Growth %*



Other
NM
0.7%
Wholesale
+12%
30%
2023
69%
DTC
-3%
Greater China
+35%
Other
NM
1%
7%
North America
-1%
25%
2023
68%
EMEA
-1%

Note: Revenue eliminations are not allocated by brand and result mainly from intragroup transactions. Brand-level results are presented exclusive of eliminations. Percentage may not add up to 100% due to rounding.

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11

SERGIO ROSSI 2023 PRELIMINARY REVENUES AND 2024 GUIDANCE

KEY HIGHLIGHTS

- Revenue decreased slightly from €62M in 2022 to €60M in 2023, a 4% decrease
- Regional growth was driven by improving DTC revenue in Greater China
- Growth in Greater China is due to post pandemic momentum in both mainland China and Hong Kong, and focus on DTC operations and marketing
- Wholesale revenue decreased mainly due to lower third-party production activity, while the group maintained a positive wholesale trend in Japan +13%
- 2023 collection performance was highlighted by the relaunch of the iconic and highly successful Mermaid collection, along with the continued popularity of the core sr1 range
- 2024 priorities will be focused on channel development including boosting DTC and further revitalizing eCommerce channels, while continuing to reset the brand DNA and strengthen its unique market position
- Additional focus on further streamlining supply chain and industrial efficiency, and tailoring product capsules to accelerate speed to market



Sergio Rossi Global Revenue 2020A – 2023A
€ in millions
H2
H1
2023 YoY Growth %
€29M
€59M
33M
26M
€62M
35M
27M
€60M
27M
33M
2021A
2021PF
2022A
2023A
-4%
-24%
22%



Sergio Rossi Global Revenue by Region and Channel in 2023
% of Total Revenues
2023
45%
55%
Wholesale
-12%
DTC
+3%
2023
Other
-7%
23%
54%
EMEA
-9%
20%
Greater China
+10%
3%
North America
+70%

Note: Revenue eliminations are not allocated by brand and result mainly from intragroup transactions. Brand-level results are presented exclusive of eliminations. Percentage may not add up to 100% due to rounding. Lanvin Group acquired a majority stake in Sergio Rossi in July 2021 and Sergio Rossi was consolidated in Lanvin Group's consolidated revenue starting from the acquisition date; Pro Forma results assume Sergio Rossi's revenue results for the full-year 2021.

12

13

ST. JOHN 2023 PRELIMINARY REVENUES AND 2024 GUIDANCE

KEY HIGHLIGHTS

- Revenue grew 5% from €86M in 2022 to €90M in 2023
- Continued DTC revenue growth, building upon its achievements in 2022, channel revenue up 7%, and eCommerce posting 14% growth; Wholesale revenue remained flat while St. John continued to refine its Wholesale partnerships
- North America revenue grew at 3% even amidst uncertainty in the US economy leading into the second half of 2023
- Headway was made in EMEA and APAC; while they remain smaller markets for the brand, progress was made in expanding the brand's base of sales
- Key collaborations with celebrity stylist Karla Welch and producer Shonda Rhimes promoted brand heat and drove awareness for new products offerings focused on functional mix-and-match-wear which helped drive sales
- 2024 priorities include: re-establishing new flagships in key US cities, further diversifying product offerings, and improving eCommerce experience; as well as realignment of global supply chain to improve operating efficiency

St. John Global Revenue 2020A - 2023A



€ in millions
H2
H1
CAGR FY20-23: +11%
€67M
€73M
€86M
€90M
40M
33M
44M
42M
44M
47M
2020A
2021A
2022A
2023A
2023 YoY Growth %
5%
-1%
11%

St. John Global Revenue by Region and Channel in 2023

% of Total Revenues, *2023 YoY Growth %*



Other
NM
0%
Wholesale
0%
21%
DTC
+7%
79%
2023
Greater China
+39%
Other
NM
0%
EMEA
+26%
2%
8%
North America
+3%
90%
2023

Note: Revenue eliminations are not allocated by brand, and result mainly from intragroup transactions. Brand-level results are presented exclusive of eliminations. Percentage may not add up to 100% due to rounding.

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15

CARUSO 2023 PRELIMINARY REVENUES AND 2024 GUIDANCE

KEY HIGHLIGHTS

- Revenue grew 30% from €31M in 2022 to €40M in 2023
- The Caruso brand continued its growth trend, with its business nearly doubling in two years thanks to the appeal of its *playful elegance* approach to high-end tailoring and its unmatched quality and price ratio
- The B2B Maisons business also grew double digits, thanks to a concentrated portfolio of historical clients and recently acquired AAA brands performing well
- Growth was made possible by the expansion of the company's production capacity with important additions to its specialized workforce
- EMEA, Caruso's core market grew 46%; North America revenue decreased from softer demand from OEM clients
- 2024 expects to see further improvements driven by the Caruso brand's gain in market share also thanks to a focus on enhancing services like made-to-measure and reorders

Caruso Global Revenue 2020A – 2023A

€ in millions


H2
H1
CAGR FY20-23: +15%
2023 YoY Growth %
€26M
€25M
12M
12M
€31M
16M
15M
€40M
20M
20M
30%
26%
34%
2020
2021
2022
2023

Caruso Global Revenue by Region and Channel in 2023

% of Total Revenues, *2023 YoY Growth %*


2023
100%
Wholesale
+30%
2023
North America
-22%
Other
+20%
11%
4%
84%
EMEA
+46%

Note: Revenue eliminations are not allocated by brand and result mainly from intragroup transactions. Brand-level results are presented exclusive of eliminations. Percentage may not add up to 100% due to rounding.

16

LANVIN GROUP REVENUE RESULTS

(Euros in Thousands, unless otherwise noted)

Lanvin Group Revenues by Brand	Revenue						Growth %			
	2020A FY	2021A FY	2022A FY	2023A H1	2023A H2	2023A FY	2021A v 2020A	2022A v 2021A	2023A v 2022A	20-23 CAGR
Lanvin	34,989	72,872	119,847	57,052	54,688	111,740	108.3%	64.5%	-6.8%	47.3%
Wolford	95,384	109,332	125,514	58,802	68,103	126,905	14.6%	14.8%	1.1%	10.0%
St. John	66,512	73,094	85,884	46,663	43,731	90,394	9.9%	17.5%	5.3%	10.8%
Sergio Rossi	0	28,737	61,929	33,019	26,499	59,518	NM	115.5%	-3.9%	NM
Caruso	26,351	24,695	30,819	19,926	20,085	40,011	-6.3%	24.8%	29.8%	14.9%
Total Brands	223,236	308,730	423,993	215,462	213,106	428,568	38.3%	37.3%	1.1%	24.3%
Eliminations & Others	-624	92	-1,681	-925	-1,230	-2,155				
Total Group	**222,612**	**308,822**	**422,312**	**214,537**	**211,876**	**426,413**	**38.7%**	**36.7%**	**1.0%**	**24.2%**

Lanvin Group Revenues by Geography	Revenue						Growth %			
	2020A FY	2021A FY	2022A FY	2023A H1	2023A H2	2023A FY	2021A v 2020A	2022A v 2021A	2023A v 2022A	20-23 CAGR
EMEA	113,883	148,519	205,715	103,905	98,315	202,220	30.4%	38.5%	-1.7%	21.1%
North America	85,601	106,701	145,519	72,487	74,997	147,484	24.6%	36.4%	1.4%	19.9%
Greater China	18,751	42,518	48,876	26,063	26,760	52,823	126.8%	15.0%	8.1%	41.2%
Other Asia	4,377	11,084	22,202	12,082	11,804	23,886	153.2%	100.3%	7.6%	76.1%
Total	**222,612**	**308,822**	**422,312**	**214,537**	**211,876**	**426,413**	**38.7%**	**36.7%**	**1.0%**	**24.2%**

Lanvin Group Revenues by Channel	Revenue						Growth %			
	2020A FY	2021A FY	2022A FY	2023A H1	2023A H2	2023A FY	2021A v 2020A	2022A v 2021A	2023A v 2022A	20-23 CAGR
DTC	124,354	186,813	247,460	121,041	125,672	246,713	50.2%	32.5%	-0.3%	25.7%
Wholesale	93,156	116,417	164,359	85,446	76,681	162,127	25.0%	41.2%	-1.4%	20.3%
Other	5,102	5,592	10,493	8,050	9,523	17,573	9.6%	87.6%	67.5%	51.0%
Total	**222,612**	**308,822**	**422,312**	**214,537**	**211,876**	**426,413**	**38.7%**	**36.7%**	**1.0%**	**24.2%**

Note: Results are presented on an unaudited basis.

18

Investors Lanvin Group James Kim james.kim@lanvin-group.com Media Lanvin Group Miya He miya.he@lanvin-group.com